Exhibit 99.2

Adaptive Biotechnologies Announces Closing of Initial Public Offering and Full

Exercise of the Underwriters’ Option to Purchase Additional Shares

SEATTLE, Wash, July 1, 2019 – Adaptive Biotechnologies Corporation (Nasdaq:ADPT) (“Adaptive”), a commercial-stage biotechnology company that reads and translates the genetic code of the adaptive immune system to develop personalized diagnostics and therapeutics to improve patient lives, today announced the closing of its initial public offering of 15,000,000 shares of common stock, and the exercise in full of the underwriters’ option to purchase 2,250,000 additional shares of its common stock, at a public offering price of $20.00 per share. The gross proceeds from the offering were approximately $345.0 million, before deducting underwriting discounts and commissions and estimated offering expenses. The shares commenced trading on The Nasdaq Global Select Market on June 27, 2019, under the ticker symbol “ADPT”.

Goldman Sachs & Co. LLC, J.P. Morgan and BofA Merrill Lynch acted as joint lead book-running managers for the offering. Cowen and Guggenheim Securities acted as book-running managers for the offering. William Blair and BTIG acted as co-managers for the offering.

A registration statement relating to the shares being sold in this offering was declared effective by the Securities and Exchange Commission on June 26, 2019. The offering was made only by means of a prospectus. Copies of the final prospectus relating to this offering may be obtained, from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, or by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com; or BofA Merrill Lynch, NC1-004-03-43; 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Adaptive Biotechnologies

Adaptive Biotechnologies is a commercial-stage biotech company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics, and drug discovery. We have two commercial products, and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Caution Regarding Forward-Looking Statements

This press release may contain forward-looking statements regarding Adaptive’s current expectations, including its ability to read and translate the genetic code of the adaptive immune system to develop personalized diagnostics and therapeutics to improve patient lives. Words such as “may,” “believe,” “expect,” “estimate,” “predict,” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those described more fully in the section captioned “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Adaptive Biotechnologies undertakes no duty to update such information except as required under applicable law.

INVESTOR CONTACT:
Lynn Lewis or Carrie Mendivil
415-937-5405
investors@adaptivebiotech.com

MEDIA CONTACT:
Beth Keshishian
Director, Corporate Communications
917-912-7195
media@adaptivebiotech.com